HYDROMER, Inc.

Annual Meeting of Shareholders

November 30, 2011

PROXY BALLOT (8K Item 5.07(b))

The undersigned, attorneys and proxies on behalf of the persons whose names are signed to the proxies in favor of the undersigned, which proxies are filed with the Secretary of the Annual Meeting of Shareholders of HYDROMER, INC., convened November 30, 2011, to which proxies reference is hereby made, do hereby cast one vote for each of the 4,179,326 shares of said Corporation represented by such proxies as indicated upon each of the following:

1. For the election of Directors, the following votes are cast:

MANFRED F. DYCK	For 3,544,926	Withhold-30,800
URSULA M. DYCK	For-3,544,926	Withhold-30,800
MAXWELL BOROW	For-3,566,126	Withhold–9,600
DIETER HEINEMANN	For-3,546,126	Withhold-29,600
ROBERT H. BEA	For-3,566,126	Withhold-9,600
FRED PERL	For-3,566,126	Withhold-9,600
MICHAEL F. RYAN	For-3,566,126	Withhold-9,600
GEORGE A. ZIETS	For-3,566,126	Withhold-9,600

2. For the ratification of Rosenberg Rich Baker Berman & Company as the Company's independent accountants for fiscal 2011/2012

For-	4,337,640
Against-	0
Abstain-	11,686

3. TOTAL BROKER’S NON-VOTES - 773,600

_/Robert J. Moravsik/_

Robert J. Moravsik

___/Robert Y. Lee/___

Robert Y. Lee